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EXHIBIT 10.52

                                                                  EXECUTION COPY

                                ESCROW AGREEMENT

     This Escrow Agreement (this "Agreement") dated as of August 24, 2007 is by and among Pacific Energy Resources Ltd. (the "Company"), Forest Oil Corporation ("Forest") and U.S. Bank National Association (the "Escrow Agent" and, together with the Company and Forest, individually a "Party" and collectively, the "Parties").

                                    RECITALS

     A. The Company has issued and intends to issue shares of its Common Stock ("PERL Shares") to Forest in consideration for shares of Common Stock of Cook Inlet Pipe Line Company ("CIPL Shares") to be transferred by Forest to the Company pursuant to the terms of an Asset Sales Agreement dated May 24, 2007, as amended by Amendment No. 1 thereto dated July 31, 2007 and a Letter Agreement re: Shares in Cook Inlet Pipe Line Company also dated July 31, 2007 ("ASA"), and the Company and Forest desire to establish an escrow account with the Escrow Agent into which the PERL Shares and the CIPL Shares will be deposited and held in escrow pending such regulatory approvals as provided herein. The PERL Shares and the CIPL Shares are hereinafter referred to collectively as the "Shares";

     B. Forest presently has legal and beneficial ownership of 16,000 CIPL Shares, and has entered into a Stock Purchase and Sale Agreement with Mobil Pipe Line Company ("MPLC") dated January 11, 2002, as amended by twelve amendments thereto, to acquire an additional 4,000 CIPL Shares;

     C. On July 31, 2007, the Company issued to Forest 5,000,000 PERL Shares as a deposit under a Membership Interest Purchase Agreement dated May 24, 2007, as amended by Amendment No. 1 thereto dated July 31, 2007 ("MIPA");

     D. Concurrently herewith, the Company is issuing to Forest an additional 5,000,000 PERL Shares as consideration under the MIPA and the ASA; the Company and Forest acknowledge that 5,500,000 of the aggregate 10,000,000 PERL Shares represent the consideration for the CIPL Shares and are to be deposited into escrow hereunder, that is, 500,000 of the 5,000,000 shares referred to in this Recital D plus the 5,000,000 shares issued to Forest as described in Recital C above;

     E. Upon receipt of evidence of receipt of approval of the transfers of the CIPL Shares by the Regulatory Commission of Alaska ("RCA") as set forth herein, the Escrow Agent will concurrently release the CIPL Shares to the Company and the PERL Shares to Forest; and

     F. U.S. Bank National Association has agreed to act as Escrow Agent on behalf of the Parties (other than itself) on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises the Parties agree as follows:

     1. Escrow Fees. From the date hereof until June 30, 2008, the Parties (other than the Escrow Agent) hereby agree to each pay the Escrow Agent one-half of an advance payment for ordinary services rendered hereunder (the "Escrow Fee") and pay or reimburse the Escrow Agent for one-half of its out-of pocket expenses, all of which shall be calculated or determined in


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accordance with the Escrow Agent's fee schedule attached as Exhibit A. The
Parties (other than the Escrow Agent) further agree to each pay one-half of the Escrow Agent's reasonable fees for any services in addition to those provided for herein to the extent that both the Company and Forest have expressly requested such extraordinary services and have been made aware of their cost in advance of their performance. After June 30, 2008, the Escrow Fee, out-of-pocket expenses, and the Escrow Agent's fees agreed upon for extraordinary services shall be paid solely by Forest.

     2. Deposits. The Company and Forest shall make the following deposits with the Escrow Agent:

          (a) By the Company. Concurrently with execution hereof, the Company shall deliver to the Escrow Agent a duly executed stock certificate representing 500,000 PERL Shares, issued in the name "Forest Oil Corporation."

          (b) By Forest.

               (i) Concurrently with execution hereof, Forest shall deliver to the Escrow Agent a duly executed stock certificate representing 5,000,000 PERL Shares, issued in the name "Forest Oil Corporation."

               (ii) Concurrently with execution hereof, Forest shall deliver to the Escrow Agent duly executed stock certificates representing 16,000 CIPL Shares, issued in the name "Forest Oil Corporation," together with undated duly executed stock assignments separate from certificate transferring title to those CIPL Shares to the name of "Pacific Energy Alaska Holdings, LLC;"

               (iii) As soon as practicable after receipt of RCA approval of the transfer of 4,000 CIPL Shares from MPLC to Forest, duly executed stock certificates representing those 4,000 CIPL Shares, issued in the name "Forest Oil Corporation," together with undated duly executed stock assignments separate from certificate transferring title to those CIPL Shares to the name of "Pacific Energy Alaska Holdings, LLC;"

               (iv) As soon as practicable after receipt of RCA approval of the transfer of any of the CIPL Shares from Forest to PERL, a copy of RCA's written notice of such approval ("RCA Approval Notice"); and

               (v) Immediately upon receipt thereof, any dividends or other distributions with respect to any of the CIPL Shares.

The Parties acknowledge that the MIPA calls for the Company to deliver 5,000,000 PERL Shares and for Forest to deliver 500,000 PERL Shares to the Escrow Agent. However, the Parties recognize and agree for administrative convenience it will be mutually beneficial for them to make the deliveries as set forth in subsections (a) and (b)(i) above, and that the net effect will be the same; i.e., that 5,500,000 PERL Shares will be held in escrow and 4,500,000 shares will be delivered by the Company to Forest Alaska Holding LLC outside of escrow. The Parties also recognize and agree that all stock certificates and funds deposited with the Escrow Agent


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pursuant to this Agreement will remain the property of the respective Party who deposited them with the Escrow Agent, and will not be deemed to be delivered to any other Party or other person until disbursed pursuant to Section 5. However, after all of the Parties have made the deposits of stock certificates and funds described in subsections (a) and (b) above, no Party shall have any right to withdraw from escrow any of such stock certificates or funds or to modify any of such documents, unless both the Company and Forest consent to such withdrawal or modification.

     3. Proxy. Concurrently with execution hereof, Forest shall deliver to the Company a duly executed irrevocable proxy in favor of Vladimir Katic and Darren Katic, giving Vladimir Katic and Darren Katic the power to vote all of the PERL Shares held in escrow as they see fit. The Parties acknowledge and agree that this proxy shall be held by Vladimir Katic and/or Darren Katic outside of escrow. The proxy shall expire upon the earlier of the completion of the disbursements described in Section 5 and the termination of this Agreement.

     4. Investment of Funds. All funds deposited pursuant to paragraph (b)(v) of
Section 2 shall be held in U.S. Bank National Association's Money Market Account ("IMMA"), as described in Exhibit C hereto. Interest accrued in such account shall be paid, and for income tax purposes allocated to, the Party who receives the disbursement of the CIPL Shares and the funds so deposited.

     5. Escrow Agent's Responsibility With Respect to the Shares. The Escrow Agent shall not be required to take any action to maintain, preserve, protect, exercise or enforce any rights or remedies under or with respect to the Shares (including, but not limited to, with respect to the exercise of any voting, consent, conversion or exchange rights). The Escrow Agent shall have no responsibility to forward to any Party, or to notify any Party with respect to, or to take any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Shares, including but not limited to, proxy material, tenders, options, or calls.

     6. Termination. This Agreement shall terminate upon disbursement of all PERL Shares and all CIPL Shares (and any dividends or distributions associated with the CIPL Shares) deposited pursuant to Section 2, without any notices to any person. For the purpose of this Agreement, the "Termination Date" shall be at 5:00 p.m. California time on a date three days after such disbursement, unless terminated earlier or extended, in each case, by the Parties in writing.

     7. Disbursement of Documents.

          (a) Disbursement of Shares. Upon deposit by Forest with the Escrow Agent of an RCA Approval Notice, the Escrow Agent shall immediately cause to be disbursed (i) to the Company that number of CIPL Shares that are the subject of the RCA Approval Notice and any accrued dividends or distributions that pertain to those CIPL Shares, and (ii) to Forest that number of PERL Shares equal to 5,500,000 times X, where X is the ratio determined by dividing the number of CIPL Shares being disbursed divided by 20,000. The Company and Forest acknowledge and agree that because the number of shares to be disbursed hereunder may not be represented by a stock certificate in the appropriate denomination held in escrow, the Escrow Agent may be required to return


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     stock certificates to the issuer or transfer agent in order to have stock certificates broken into appropriate denominations prior to disbursement.

          (b) Return of PERL Shares. At any time after June 30, 2008 that the Escrow Agent has not received RCA Approval Notice(s) relating to the transfer of any of the 20,000 CIPL Shares, the Company may direct the Escrow Agent to disburse any PERL Shares still held in escrow to the Company, at which point the Escrow Agent shall concurrently disburse to Forest any CIPL Shares remaining in escrow, at which point, this Agreement shall terminate, except that the Company and Forest shall remain liable to the Escrow Agent for their respective shares of any incurred but unpaid fees and expenses.

     8. Liability of Escrow Agent. In performing any duties under this Agreement, the Escrow Agent shall not be liable to any of the other Parties for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. In no event shall the Escrow Agent be liable for punitive, incidental or speculative damages. The Escrow Agent shall not incur any such liability for any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative's authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any action taken, suffered, or permitted by it in good faith in accordance with the reasonable advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any Party to this Agreement.

     9. Fees And Expense. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. If the conditions of this Agreement are not promptly fulfilled by the Company or Forest, or if the Escrow Agent renders any service not provided for in this Agreement after approval by the Company and Forest, or if the Parties agree to a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated by the Company and Forest for such extraordinary services and reimbursed by the Company and Forest for all reasonable costs, attorney's fees, including allocated costs of in-house counsel, and reasonable expenses occasioned by such default, delay, controversy or litigation. Until June 30, 2008, the Company and Forest each promise to pay one- half of these sums promptly after demand, and thereafter Forest shall pay all of such sums promptly after demand. The Escrow Agent shall have a first priority lien on any monetary funds received by Escrow Agent pursuant to paragraph (b)(v) of Section 2 of this Agreement as security for payment of its fees and expenses hereunder.

     10. Controversies, If any controversy arises between or among any of the Parties concerning the subject matter of this Agreement or its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. As directed by a court of competent jurisdiction in connection with any such controversy, the Escrow Agent shall hold all documents and funds and shall wait for settlement of any such controversy by final


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appropriate legal proceedings, despite what may be set forth elsewhere in this
Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option file an action of interpleader requiring the other Parties to answer and litigate any claims and rights among themselves pertaining to this Agreement. The Escrow Agent is authorized to deposit with the clerk of the court all stock certificates and funds held in escrow. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement. Notwithstanding the above, however, any such interpleader action must be filed by U.S. Bank National Association in its capacity as Escrow Agent and all stock certificates and funds held in escrow under this Agreement must be deposited at the same time.

     11. Indemnification of Escrow Agent. The Company and Forest shall jointly and severally indemnify and hold the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter ("Losses"); provided, however, no such duty to indemnify or hold harmless shall apply to the extent such Losses are caused by the gross negligence or willful misconduct on the part of the Escrow Agent.

     12. Resignation of Escrow Agent. If this Agreement has not already terminated by June 30, 2008, the Escrow Agent may resign at any time thereafter upon giving at least thirty (30) days' written notice to the other Parties provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows:
(i) the Company and Forest agree to appoint JPMorgan Chase Bank, N.A. or an appropriate affiliate thereof if such appointment can be made on terms substantially identical to those contained herein; or if not, then (ii) the Company shall use its best efforts to obtain a successor escrow agent satisfactory to Forest within thirty (30) days after receiving such notice. If the Company and Forest fail to agree upon a successor escrow agent selected under (ii) above within such time, the Escrow Agent shall have the right to petition a court of competent jurisdiction to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment on terms and conditions acceptable to the Parties and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall thereupon be discharged from any further duties and liability under this Agreement.

     13. Automatic Succession. Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer a substantial amount of its corporate trust business (including the administration of this Agreement), shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.


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     14. Miscellaneous.

          (a) Governing Laws. This Agreement is to be construed and interpreted according to California law without regard to the conflict of laws principles thereof.

          (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Telecopied, scanned or other facsimile signatures on this Agreement shall be deemed to be original signatures.

          (c) Notices. All instructions, notices and demands herein provided for shall be in writing and shall be mailed postage prepaid, first class mail, delivered by courier, or telecopied, and effective only upon receipt, as follows:

          If to the Company:                 If to the Escrow Agent:

          Pacific Energy Resources Ltd.      U.S. Bank National Association
          111 West Ocean Blvd., Suite 1240   633 West Fifth Street, 24th Floor
          Long Beach, California 90802       Los Angeles, California 90071
          Attn: Darren Katic                 Attn: Corporate Trust Services
          Telephone No.: (562) 628-1526            (Ilse Maldonado)
          Telecopier No.: (562) 628-1536     Telephone No.: (213) 615-6051
                                             Telecopier No.: (213) 615-6199

          If to Forest:

          Forest Oil Corporation
          707 Seventeenth Street, Suite 3600
          Denver, Colorado 80202
          Attn: General Counsel
          Telephone No.: (303) 812-1701
          Telecopier No.: (303) 812-1445

          (d) Amendments. This Agreement may be amended by written notice signed by the Parties other than the Escrow Agent, except that Sections 6 through 11 may be amended only with the consent of the Escrow Agent.

          (e) Customer Identification Program. The Company and Forest acknowledge receipt of the notice set forth on Exhibit B attached hereto and made part hereof and that information may be requested to verify their identities.

          (f) Tax Reporting Documentation. Within 30 days after the execution of this Agreement, the Company and Forest shall each provide to the Escrow Agent a certified tax identification number on Form W-9 (or Form W-8 if such Party is a non-U.S. person) and such other forms and documents as the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation"). The Parties understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as it may be amended


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     from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

          (g) Delay and Waiver. No failure or delay of any Party in exercising (without expressly waiving the same in writing) any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances.

          (h) Headings. The headings of the paragraphs of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any paragraph.

          (i) Entire Agreement. This Agreement is the binding and enforceable agreement of the Company, the Escrow Agent, and Forest. This Agreement represents the entire understanding and agreement among the Parties with respect to the subject matter hereof, supersedes all prior negotiations between the Parties, and can be amended, modified, supplemented, extended, terminated, discharged or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by all of the Parties.

          (j) No Endorsement or Recommendation by Escrow Agent. Each of the other Parties represents and agrees that it has not made nor will it in the future make any representation that states or implies that the Escrow Agent has endorsed, recommended or guaranteed the purchase or value of the PERL Shares or the CIPL Shares.

     The Parties hereto have executed this Agreement by their duly authorized representatives as of the date set forth above.

Pacific Energy Resources Ltd.      U.S. Bank National Association, Escrow Agent


By: /s/ Darren Katic               By:
    ----------------------------       -----------------------------------------
Name: Darren Katic                 Name:
Title: President Pacific Energy,         ---------------------------------------
       Alaska Operating LLC        Title:
Date: 8.24.2007                           --------------------------------------
                                      Date:
                                         ---------------------------------------


Forest Oil Corporation


By: /s/ H. Craig Clarck
    ----------------------------
Name: H. Craig Clarck
Title: President and Chief Executive Officer
Date:
      --------------------------


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     from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

          (g) Delay and Waiver. No failure or delay of any Party in exercising (without expressly waiving the same in writing) any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances.

          (h) Headings. The headings of the paragraphs of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any paragraph.

          (i) Entire Agreement. This Agreement is the binding and enforceable agreement of the Company, the Escrow Agent, and Forest. This Agreement represents the entire understanding and agreement among the Parties with respect to the subject matter hereof, supersedes all prior negotiations between the Parties, and can be amended, modified, supplemented, extended, terminated, discharged or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by all of the Parties.

          (j) No Endorsement or Recommendation by Escrow Agent. Each of the other Parties represents and agrees that it has not made nor will it in the future make any representation that states or implies that the Escrow Agent has endorsed, recommended or guaranteed the purchase or value of the PERL Shares or the CIPL Shares.

     The Parties hereto have executed this Agreement by .their duly authorized representatives as of the date set forth above.

Pacific Energy Resources Ltd.      U.S. Bank National Association, Escrow Agent


By:                                By: /s/ Ilse Maldonado
    ---------------------------        -----------------------------------------
Name:                              Name: Ilse Maldonado
      -------------------------    Title: Trust Officer
Title:                             Date: August 27, 2007
       ------------------------
Date:
      -------------------------


Forest Oil Corporation


By:
    ---------------------------
Name:
      -------------------------
Title:
       ------------------------
Date:
      -------------------------


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